Exhibit 99.1
Supplemental Financial Information of The Coca-Cola Company
As previously announced, the shareowners of The Coca-Cola Company (the "Company") approved an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock from 5.6 billion to 11.2 billion and effect a two-for-one stock split of the common stock. The record date for the stock split was July 27, 2012, and the additional shares were distributed on August 10, 2012. Each shareowner of record on the close of business on the record date received one additional share of common stock for each share held.
The following table sets forth, as supplemental information, adjusted share and per share data that reflects the impact of the Company's stock split (in millions except per share data):

	2011[1]					2012
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Net income attributable to shareowners of The Coca-Cola Company	$1,903	$2,800	$2,224	$1,657	$8,584	$2,054	$2,788
Basic net income per share	$0.42	$0.61	$0.49	$0.37	$1.88	$0.45	$0.62
Diluted net income per share	$0.41	$0.60	$0.48	$0.36	$1.85	$0.45	$0.61
Average shares outstanding	4,585	4,580	4,571	4,536	4,568	4,525	4,511
Effect of dilutive securities	77	80	82	75	78	76	81
Average shares outstanding assuming dilution	4,662	4,660	4,653	4,611	4,646	4,601	4,592
Note: Certain rows may not add due to rounding. Certain amounts may not recalculate using the rounded dollar amounts provided.

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

The following table sets forth, as supplemental information, adjusted per share data after considering items impacting comparability (non-GAAP) that reflects the impact of the Company's stock split (in millions except per share data):

	2011[1]					2012
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Net income attributable to shareowners of The Coca-Cola Company after considering items impacting comparability (non-GAAP)	$1,997	$2,725	$2,401	$1,821	$8,944	$2,048	$2,791
Diluted net income per share after considering items impacting comparability (non-GAAP)	$0.43	$0.58	$0.52	$0.39	$1.92	$0.44	$0.61
Note: Certain rows may not add due to rounding. Certain amounts may not recalculate using the rounded dollar amounts provided.

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

The following tables set forth the items considered in the calculation of the adjusted per share data after considering items impacting comparability (non-GAAP) set forth in the table above as well as a reconciliation of adjusted per share data after considering items impacting comparability (non-GAAP) to the reported (GAAP) adjusted per share data (in millions except per share data):

	2011[1]					2012
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Net income attributable to shareowners of The Coca-Cola Company (GAAP)	$1,903	$2,800	$2,224	$1,657	$8,584	$2,054	$2,788
Items impacting comparability:
Asset impairments/restructuring	29	50	20	55	154	15	15
Productivity and reinvestment	—	—	—	—	—	40	34
Productivity initiatives	19	17	16	55	107	(1)	(1)
Equity investees	3	—	31	11	45	(40)	—
CCE transaction	74	43	34	90	241	—	—
Transaction gains	(66)	(219)	6	(38)	(317)	—	(59)
Certain tax matters	3	16	(4)	(22)	(7)	(8)	(25)
Other items	32	18	74	13	137	(12)	39
Net income attributable to shareowners of The Coca-Cola Company after considering items impacting comparability (non-GAAP)	$1,997	$2,725	$2,401	$1,821	$8,944	$2,048	$2,791
Average shares outstanding assuming dilution	4,662	4,660	4,653	4,611	4,646	4,601	4,592
Diluted net income per share after considering items impacting comparability (non-GAAP)	$0.43	$0.58	$0.52	$0.39	$1.92	$0.44	$0.61
Note: Certain rows may not add due to rounding. Certain amounts may not recalculate using the rounded dollar amounts provided.

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

	2011[1]					2012
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Diluted net income per share (GAAP)	$0.41	$0.60	$0.48	$0.36	$1.85	$0.45	$0.61
Cumulative per share adjustment for items impacting comparability	$0.02	$(0.02)	$0.04	$0.03	$0.07	$(0.01)	$0.00
Diluted net income per share after considering items impacting comparability (non-GAAP)	$0.43	$0.58	$0.52	$0.39	$1.92	$0.44	$0.61
Note: Certain rows may not add due to rounding. Certain amounts may not recalculate using the rounded dollar amounts provided.

[1]
Effective January 1, 2012, the Company elected to change our accounting methodology for determining the market-related value of assets for our U.S. qualified defined benefit pension plans. The Company's change in accounting methodology has been applied retrospectively, and we have adjusted all prior period financial information presented herein as required.

2